Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-226422, 333-227692, 333-230869 and 333-234511) of MorphoSys AG of our report dated March 11, 2021 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

Munich, Germany

March 15, 2021

PricewaterhouseCoopers GmbH

Wirtschaftsprüfungsgesellschaft

/s/ Stefano Mulas	/s/ Holger Lutz
Wirtschaftsprüfer	Wirtschaftsprüfer
(German Public Auditor)	(German Public Auditor)